                              EMPLOYMENT AGREEMENT

     This Employment Agreement made as of the 18th day of November 1996 by and between U.S. Transportation Systems, Inc., a Nevada corporation, having a principal place of business located at 33 West Main Street, Elmsford, New York (the "Company") and Michael Margolies (the "Executive") , whose address is located at 2208 N. 45th Avenue, Hollywood, Florida 33021 (the "Agreement ").

                                  WITNESSETH:

     WHEREAS, the Executive has been a valued employee and key executive of the Company and possesses unique personal knowledge, experience, and expertise concerning the business and operations of the Company; and

     WHEREAS, the Company is desirous of ensuring the continued services of the Executive upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

     1. Term; Duties; Best Efforts; Indemnification.

     (a) The Company agrees to and hereby does continue the Executive in its employ as its Chairman and Chief Executive Officer and the Executive agrees to and hereby does continue in the employ of the Company as its Chairman and Chief Executive Officer for a period commencing on January 1, 1997 ending on December 31, 2007 (the "Term"), unless the Agreement is sooner terminated pursuant to the provisions herein.

     (b) Employee shall serve as Chairman and Chief Executive Officer of the Company, subject only to policy directions from the Board of Directors of Company. No other Chairman, Chief Executive Officer or other executive officer will be appointed with authority over the business of the Company superior to the Executive.

     (c) Subject to the provisions of Company's Certificate of Incorporation and Bylaws, each as amended from time to time, the Company shall indemnify the Executive to the fullest extent permitted by the Business Corporation Law of the State of Nevada, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for the Company, or the acting by the Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request. The Company shall use its best efforts to obtain and maintain in full force and effect during the Term, directors, and officers' liability instance policies providing full and adequate protection to the

Executive for his capacities.

     2. Attention to Business; Duties

     The Executive agrees to continue to devote his full time, attention, skill, and efforts to the performance of his duties and responsibilities to the Company, and to any subsidiary or subsidiaries of the Company, all under the supervision and direction of the Company's Board of Directors, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for;

     (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company and with written consent of the Company, said consent not to be unreasonably withheld;

     (b) delivering lectures, fulfilling speaking engagements, and any writing or publication related to his area of expertise;

     (c)  engaging in professional organization and program activities;

     (d) serving as a consultant in his area of expertise to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

     (e)  managing   his   personal   investments   or  engaging  in  any  other
          noncompeting business;

     3. Compensation

     For all services to be rendered by him in any capacity hereunder (including services as an officer, director, member of any committee or otherwise), the Company agrees to provide the Executive with the following compensation, so long as he shall be employed hereunder:

     (a) The Executive shall entitled to a fixed full base salary at the rate of Two Hundred and Fifty Thousand Dollars ($250,000) per annum, payable in such installments as determined by the Board of Directors with such increases as shall be awarded by the Board of Directors from time to time (such increases in rate at lease equal on a percentage basis to the increase, if any, in the cost-of-living shown on the Consumer Price Index for the New

          York/Northeastern New Jersey Statistical Area (1967=100) published by the Bureau of Labor Statistics of the United States Department of Labor for the preceding year (the "Annual Salary Adjustment")). Such increases shall be in accordance with the Company's regular administrative practices of other salary increases applicable to executives of the Company in effect on the date of this Agreement.

     (b) The Executive shall also be entitled to receive an annual bonus (the "Annual Bonus") equal to eight percent (8%) of the Company's pre-tax income as reported by its audited financial statements certified by the Company's independent auditors. The Annual Bonus shall be paid to the Executive not later than ninety {90) days from the last day of the Company's fiscal year.

     (c)  The Company shall provide two  automobiles for the Executive and shall
          pay  all  costs  associated  therewith,   including,   expenses,  gas,
          insurance, repairs and any related expenses.

     (d) Upon payment of Ten Thousand Dollars ($10,000), the Executive shall be entitled to receive one million (1,000,000) shares of the Company's common stock ( "Common Stock") as compensation for anticipated future services in his capacity as Chairman and Chief Executive Officer. Such shares shall be issued to the Executive no later than March 31, 1997, such issuance date to be otherwise determined solely by the Executive.

     (e) The Company shall pay the premiums on a life insurance policy or similar annuity policy (as shall be determined by the Executive on the life of the Executive having a death benefit of One Million ($1,000,000) Dollars, and upon the expiration or termination of this Agreement, the Executive shall have the right to own the policy and to determine, in his discretion, the beneficiary of such policy. The company agrees that it shall continue make payment of all premiums on behalf of the

          Executive.

     (f) The Executive shall be entitled to participate in any Management Incentive Compensation Plans adopted by the Company's Board of Directors during the Term of this Agreement on a basis as determined by the Board of Directors consistent with such Management Incentive Compensation Plans.

     (g) The Executive shall be entitled to participate, to the extent determined by the Board of Directors or appropriate committee, in any stock option plan established for eligible employees by the Company's Board of Directors or appropriate committee.

     (h) The Executive shall be a participant in, and beneficiary, of, any and all pension, profit sharing, life, dental, medical, and other group benefit plans provided by the Company for eligible employees during the term of this Agreement.

     (i) The Executive shall entitled to a vacation of six (6) weeks, during which time his compensation shall be paid in full. The Executive shall notify the Board of Directors prior to his absence on account of vacation plans.

     (j) The Executive shall be eligible for participation in any supplemental executive retirement plan adopted by the Company's Board of Directors during the Term of this Agreement.

     (k) Upon the expiration or termination of this Agreement, or upon the death of the Executive, or upon a "Change of Control" as defined in
          Section 9 below (any of such events referred to hereinafter as a "Redemption Event"), the Company shall be required, ninety (90) days after written notice is mailed to the Company from the Executive (in the case of expiration or termination of this Agreement, or upon a Change of Control), or by his duly appointed executor or administrator (in the event of the Executive's death), to redeem the shares of Common Stock and Preferred Stock of the Company owned by the Executive and his affiliates, including shares held by (1) members of the Executive's family; and (2 ) trusts created for the benefit of the Executive and/or his family members (collectively, the "Affiliates"). The redemption price ("Redemption Price") of each share of Common Stock owned by the Executive or his Affiliates shall be equal to the average closing bid price of the Common Stock; (if the shares are traded on The NASDAQ Stock Market ), or the closing sale price (if the shares are traded on a national securities exchange), for a period of thirty (30) trading days prior to, and ending on the date written notice of the Redemption Event was been mailed to the Company, provided however, that in no event shall the Redemption Price be less than $3.00 per share. In the event that the Company's shares of Common Stock are not publicly traded at the time a Redemption Event occurs, the Redemption Price per share shall be equal to an agreed upon value of the shares as determined by an independent certified accounting firm selected jointly by the Company and the Executive or his executor or administrator (as applicable), provided however, that in no event shall the Redemption Price be less than $3.00 per share. The Redemption Price of the Preferred Stock owned by the Executive and his Affiliates shall be Ten Dollars ($10.00) per share.

     4. Competition with the Company

     The Executive agrees that during the Term of his employment and for a period of two years thereafter, he will not directly or indirectly, for his own benefit, or an behalf of others, compete, or be an officer, director, employee or controlling shareholder of the capital stock or other equity interest of any corporation or other entity located within a fifty (50) mile radius of the location of any Company plant or office which competes with any business conducted by the Company, its subsidiaries, or affiliates during the time of his employment and at the date of such termination. Any breach or threatened breach of any provision of this Section 4, which the Executive agrees would cause the Company irreparable harm for which the Company will have no adequate remedy at law, shall entitle the Company to legal remedies including but not limited to injunctive relief, except that the Executive may raise all of his legal and equitable defenses and remedies in any action or proceeding brought by the Company.

     5. Disclosure of Information

     (a) The Executive agrees that he will not disclose any information which is treated by the Company as confidential, including, but not limited to, information relating to any of the Company's inventions, processes, methods of distribution, customers, trade secrets relating to the Company devices and systems, and information relating to any person, firm, corporation, association, or other entity (the "Confidential Information"). Disclosure of Confidential Information may be made if such disclosure is in the Company's best interests or is made in order to promote and enhance the Company's business, provided sufficient arrangements are made by the Executive and a Company officer authorized to act in the matter by the Board of Directors with such entity to insure the confidentiality of such disclosure.

     (b) The Executive also agrees that upon leaving the Company's employ, he will not take with him, or disclose, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company any information which is treated by the Company as Confidential.

     (c) A material breach or threatened material breach by the Executive of the provisions of this Section 5, which the Executive agrees would cause irreparable harm to the Company for which the Company will have no adequate remedy at law, shall entitle the Company to legal remedies including but not limited to injunctive relief restraining the Executive from disclosing any such information, or from rendering any service to any person, firm, corporation, association, or other entity to whom such information has been disclosed or is threatened to be disclosed in violation of the provisions of this Section 5, except that the Executive may raise all of his legal and equitable defenses and remedies in any action or proceeding brought by the Company. The provisions of this Section 5 shall survive any termination of this Agreement.

     6. Grant of Rights.

     (a) The Executive agrees to assign and does hereby assign to the Company all inventions, discoveries or new products conceived, made or discovered by the Executive whether solely or in collaboration with others during the term of his employment by the Company (hereinafter the "Executive Products"), which directly relate to the Company's business as then constituted (i.e., the business being conducted by the Company or any subsidiary at the time of such conception or discovery).

     (b) Should the Company elect to sell or otherwise transfer the Company's rights to any of the Executive Products, the Executive must be notified within ten (10) days by certified mail, and is then granted the right of first refusal to personally acquire the ownership of any such Executive Products on the same terms obtained by the Company through any bona fide offer for such rights. The Executive must exercise his option to do so within ninety (90) days of notice of such a competing offer. The provisions of this subparagraph (b) of this Section 6 shall survive for a period of two (2) years following any termination of this Agreement by the Executive or the Company except for termination for Cause.

     7. Return of Documents

     Upon leaving the employ of the Company, the Executive shall not take with him, without written consent of an Executive Officer of the Company, any manuals, records, drawings, blueprints, data, tables, calculations, letters, documents, or any copy or other reproduction thereof, or any other property or Confidential Information, of or pertaining to the Company or any of its subsidiaries. All of the foregoing shall be returned to the Board of Directors on or before the date of termination of employment.

     8. Key Man Life Insurance

     The Executive shall do whatever is reasonably necessary in order to enable the Company to maintain key man life insurance on his life with all benefits payable to the Company. Upon the expiration or termination of this Agreement, the Executive shall have the right to cancel his key man life insurance policy or rename the beneficiary upon the Executive's assuming the payment of premiums from the Company.

     9. Change of Control

     (a) For purposes of this Agreement, a change of control of the Company (the "Change of Control") is defined as follows:

          (i) Of the nature that would be required to be reported in response to
     Item 6(e) of Schedule 14A of Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as amended ( "Exchange Act" ); or

          (ii) If any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by acquisition, or otherwise, of securities of the Company representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

          (iii) During any period of twelve (12) consecutive months, individuals who at the beginning of such twelve (12) month period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

     (b) In addition to all other entitlements granted to the Executive under this Agreement, effective upon a "Change of Control" of the Company, as defined above, the Executive shall be entitled to receive immediately upon such "Change of Control" and without the payment of any further consideration:

          (i) cash compensation equal to ten times the Executive's last annual salary;

          (ii) that number of shares of the Company's Common Stock which shall equal twenty-five percent (25%) of the total number of shares of Common
     Stock outstanding as of the date of the Change of Control on a fully diluted basis (i.e. giving effect to the exercise of all outstanding warrants, options, convertible rights and all other rights to purchase shares of the Company's Common Stock);

          (iii) payment of all outstanding loans to the Company made by the Executive or his affiliates, including family members or trusts created for the benefit of the Executive's or his family members; and

          (iv) redemption of all outstanding shares of preferred and common stock owned by the Executive or his affiliates, including family members or trusts created for the benefit of the Executive or his family members, as set forth in Section 3(k) above.

     (c) Payment of all compensation due to the Executive upon a Change of Control as set forth in Section 9(b) above, shall be made immediately upon the Change of Control. In the event that the Company shall fail to pay such compensation when due, the Executive shall be entitled to a blanket lien upon all assets of the Company to secure the obligations of the Company hereunder. The Company hereby agrees to execute all documents required to create, perfect and protect such lien by the Executive.

     10. Termination Due to Disability, Retirement, "For Cause, "For Good Reason" or Death

     (a) Disability. The Company may terminate this Agreement for disability at any time if within ninety (90) after written notice of termination is given, the Executive has not returned to full time performance of his duties. For purposes of this Agreement, the term "disability" shall mean if, as a result of incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full time basis for 60 consecutive business days.

     (b) "For Cause". The Company may terminate the

Executive's employment "For Cause" at any time. For purposes of this Agreement, "For Cause" shall mean:

     (i) the willful and continued failure by him to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

     (ii) the willful engaging by the Executive in misconduct materially and demonstrably injurious to the Company. For purposes of this Section 10 subparagraph (c) (ii), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated "For Cause" unless and until there shall have been delivered to him a Copy of a resolution adopted by the affirmative vote of not lees than three quarters (3/4) of the entire membership of the Board at a meeting of the Board held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before said Board), finding that the Executive was guilty of conduct set forth above in Sections 10
(c) (i) or (ii) above and specifying the particulars thereof in detail.

     Notwithstanding the foregoing, the Company shall have the right to terminate this Agreement upon twenty-four (24) hours notice to the Executive, if the Executive is convicted of, or has pled guilty to fraud, embezzlement, or any felonious offense.

     (c) For "Good Reason". The Executive may terminate his employment "For Good Reason". For purposes of this Agreement "For Good Reason" shall mean:

     (i) without the express written consent of Executive, the assignment to him of any duties grossly inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to a Change of Control as defined in Section 9, or a change in his reporting responsibilities, titles, or offices as in effect immediately prior to a Change of Control as defined in Section 9, or any removal of him from or any failure to re-elect him to any of such positions, including the Board of Directors, except because of the termination of his employment For Cause, disability or retirement or as a result of his death; or the failure of the Company to maintain and keep in effect sufficient Officers' and Directors' Liability Insurance to adequately protect the Executive during the Term; or

     (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof, or as the same may be increased from time to time; or the failure by the Company to pay the Annual Bonus when due; or

    (iii) the Company, requiring the Executive to be based anywhere other than the offices at which he was based immediately prior to a Change of Control as defined in Section 9, except for required travel on Company business to an extent substantially consistent with his present business travel obligations, or, in the event he consents to such relocation, the failure by the company to pay (or reimburse him for) all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify him against any loss (defined as the difference between the actual bona fide price of such residence and the higher of (1) the aggregate investment in such residence, or (2) the fair market value of such residence as determined by the average of two (2) real estate appraisers, one of which is to be designated by the Executive and the other by the Company) realized in the sale of this principal residence in connection with any such change of residence; or

     (iv) the failure by the Company to continue in effect any Company-sponsored benefit or compensation plan, pension plan, life insurance plan, medical and dental plan, personal accident plan or disability plan in which the Executive is participating at the time of a Change of Control of the Company as defined in Section 9 (or plans providing him with substantially similar benefits), or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him at the time of the Change of Control as defined in Section 9, or the failure by the Company to provide him with the number of paid vacation days to which he is then entitled under the provisions of this

          Agreement; or

     (v) the failure of the Company to obtain the assumption of an agreement to perform this Agreement by any successor as contemplated in Section 12 hereof; or

     (vi) any purported termination of the Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of this Section 10; and for purposes of this Agreement, no such purported termination shall be effective unless such notice of termination shall have been given pursuant to this Section 10.


     (e) Death. If the Executive dies during the term of his employment hereunder, the Executive's legal representatives shall be entitled to receive, in addition to the death benefits provided in Section 3(k) above, his fixed compensation as described in Sections 3(a) and (b) above, to the last day of the calendar month in which the Executive's death shall have occurred and for twelve
(12) months thereafter.

     (f) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean:

     (i) if this Agreement is terminated for Disability, thirty (30) days after a notice of termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such sixty (60) day period;

     (ii) if the Executive`s employment is terminated "For Cause, the date specified in the notice of termination; and

    (iii) if the Executive's employment is terminated for any other reason, the date a notice of termination is given; provided that if within thirty
          (30) days after any notice of termination is given, the party or parties receiving such notice of termination notifies the other party or parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, however, that the Executive's action is finally adjudicated in his favor and against the Company or that the Executive's action is settled by mutual written agreement of the parties in the Executive's favor.

     11. Compensation Upon Termination or Expiration of Agreement

     (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or metal illness, the benefits shall be determined in accordance with the Company's Short-Term Disability Policy or Long-Term Disability Insurance Plan, or a substitute plan then in effect.

     (b) If the Executive's employment shall be terminated "For Cause", the Company shall pay him the base salary through the Date of Termination at the rate in effect at the time notice of termination is given and the Company shall have no further obligations to the Executive under this Agreement.

     (c) If the Company shall terminate the Executive's employment for any other reason or if the Executive shall terminate his employment "For Good Reason" and in any event, upon the expiration of this Agreement, then the Company shall pay the Executive the following amounts:

     (i) The Executive's full base salary through the Date of Termination at the rate in effect at the time notice of termination is given, payable in monthly installments for the balance of the term of this Agreement and for five (5) additional years thereafter; and

     (ii) The Executive's  Annual Bonus for the balance of the term and for five
          (5) additional years thereafter; and

     (ii} All indemnity payments as set forth in Section 10 (d)(3); and

     (iv) All legal fees and expenses, if any, incurred in contesting or disputing any termination of this Agreement or in seeking to obtain or enforce any right or benefit provided by this Agreement; and

     (v) The Company shall maintain in full force and effect, for the continued benefit of the Executive, all employees benefit plans and programs or arrangements in which he was entitled tO participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs until the earlier of: (A) the date on which the salary payments and Annual Bonus payment cease under Section 11 subparagraphs (c) (i) and (ii), or (B) such time as the Executive secures new full-time employment and comparable benefits pursuant to that employment have commenced. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he is entitled to receive under such plans and programs. At the end of the period of coverage, he shall have the option to have assigned to him at no cost and with no apportionment or prepaid premiums, any assignable insurance policy owned by the company and relating specifically to the Executive; and

     (vi) If the Company shall terminate the Executive's employment for any reason except "For Cause" or if the Executive shall terminate his employment "For Good Reason" then the Executive shall be entitled to receive, in addition to any benefits provided him under any employee benefit plan maintained by the Company, an annual benefit, commencing on the first (1st) day of the month following the Date of Termination, equal to the benefit he would have been entitled to receive if he were then eligible for earlier retirement under the Company's retirement plan (or any successor thereto) , less any benefit actually paid to him for such plan.

     (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 11 by seeking other employment or otherwise; provided, however, that in the event that the Company compensates the Executive under Section 11 (c) (i) and (ii), all remuneration, wages or salary earned by the Executive after five (5) years following the Date of Termination, either as an employee, independent contractor or consultant to any person, firm or corporation other than the Company, shall be a setoff to the Company's obligation to the Executive under that subparagraph.

     12. Successors; Binding Agreement

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such succession had not taken place. Failure to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the name terms as he would be entitled hereunder if the Executive terminated his employment for "Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession become effective shall be deemed the Date of Termination. As used in this section, "Company" shall mean the Company as hereinbefore defined, and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provision of the Agreement by operation of law.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     13. Notice

     (a) For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. Legal Fees and Court Costs

     In the event the Executive initiates legal action against the Company for an alleged breach of any provision of this Agreement, and, solely in the event the Executive's action is finally adjudicated in his favor and against the Company, and only after such event, all reasonably necessary expenses incurred by the Executive pursuant to such legal action will be reimbursed to the Executive by the Company within ten (10) days of the Executive presenting an invoice to the Company. The provisions of this Section 14 shall survive any termination or expiration of this Agreement and remain enforceable.

     15. Miscellaneous

     (a) This written Agreement contains the sole and entire agreement between the parties, and shall supersede any and all other agreements between the parties. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

     (b) No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officers as may be specifically designated by the Board of Directors of the Company. No waiver by any party hereto at any time of the breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent, construction, and performance of this Agreement shall be governed by the laws of Minnesota.

     (c) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (d) This Agreement may be executed in one or more counterparts, each of which shall deemed to be an original but all of which together will constitute one and the same instrument

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed thereto by its officers thereunto duly authorized, and the Executive has signed and sealed this agreement as of the day and year first written above.

                                        U.S. TRANSPORTATION SYSTEMS, INC.

                                        By:  /s/  Terry Watkins
                                             ---------------------------
                                             Terry Watkins
                                             Chief Financial Officer and
                                             Executive Vice President


                                             /s/  Michael Margolies
                                             ---------------------------
                                             Michael Margolies